UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 10, 2007

Date of Report (Date of earliest event reported)

NEXTMART, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26347	410985135
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

NextMart Inc. Oriental Plaza Bldg. W3, Twelfth Floor

1 East Chang’an Avenue, Dongcheng District, Beijing, 100738 PRC

(Address of principal executive offices)                                                (Zip Code)

Registrant’s telephone number, including area code:  (888) 865-0901 x 322

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Fiscal Year End to Change From March 31st to September 30th

On October 10, 2007 our Board of Directors approved a change in our Financial Year end from March 31 to September 30. The report covering the transition period from April 1, 2007 to September 30, 2007 will be filed on Form 10-KSB.

We have changed the fiscal year end to September 30, 2007 in order to better reflect the results of our restructuring initiatives during the period ended September 30, 2007. These initiatives include the rationalization of certain non-core intangible assets, adjustments to goodwill relating to acquisitions of our past fiscal years ended March 31, 2006 and 2007 and an enhanced business focus on the women’s apparel vertical.

As a result, we estimate that our loss for the period ended September 30, 2007 will be significant. We maintain our earnings guidance of between $4 to 6 million USD for the new fiscal year beginning October 1, 2007. We plan to release a separate update on Form 8K in the coming weeks to further explain our enhanced focus on the women’s apparel vertical.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTMART, INC.

(Registrant)

Date: October 10, 2007	By:	/s/ Ren Huiliang
Ren Huiliang, Chief Executive Officer